UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  _______________ December 22, 2004

Industrial Enterprises of America, Inc.
    (formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas                          77056
         (Address of principal executive offices)        (Zip code)

Registrant’s telephone number, including area code   (713) 622-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2004, the Board of Directors of Industrial Enterprises of America, Inc. (formerly Advanced Bio/Chem, Inc.), a Nevada corporation (the “Company”), approved a change in fiscal year end of the Company from December 31st to June 30th. The Board’s decision to change the fiscal y ear end was related to the Company’s recent purchase of all of the issued and outstanding stock of EMC Packaging, Inc., a Delaware corporation (“EMC”).

The Company, as the parent of EMC, is now a holding company of an operating subsidiary. The fiscal year end of EMC is June 30th; therefore, in order to more closely align its operations and internal controls with that of its wholly owned subsidiary, the Board of Directors approved the change in the Company’s fiscal year end.

Following such change, the date of the Company’s next fiscal year end is June 30th, 2005. Consequently, the Company will file an annual report on Form 10-KSB for the six month period ended December 31, 2004 to cover such transition period.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
March 30, 2005	By: /s/ John Mazzuto
Name: John Mazzuto
Title: Vice Chairman and CFO